 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-277036
PROSPECTUS SUPPLEMENT
(To prospectus dated February 13, 2024)
$200,000,000
Common Stock
We have entered into a sales agreement, dated May 14, 2024, or the ATM Agreement, with TD Securities (USA) LLC, or TD Cowen, relating to shares of our common stock offered by this prospectus supplement and accompanying prospectus. In accordance with the terms of the ATM Agreement, we may offer and sell shares of our common stock, par value $0.0001 per share, having an aggregate offering price of up to $200,000,000 from time to time through TD Cowen, acting as our sales agent and/or principal.
Our common stock is listed on the Nasdaq Capital Market under the symbol “IMNM.” The last reported sale price of our common stock on May 10, 2024 was $15.50 per share.
Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market” equity offerings as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through the Nasdaq Capital Market, the existing trading market for our common stock, or any other existing trading market for our common stock. TD Cowen is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between TD Cowen and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The compensation to TD Cowen for sales of common stock sold pursuant to the ATM Agreement will be an amount up to 3.0% of the gross proceeds of any shares of common stock sold under the ATM Agreement. In connection with the sale of the common stock on our behalf, TD Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to TD Cowen will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to TD Cowen with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act. See section titled “Plan of Distribution” on page S-10 of this prospectus supplement for additional information regarding the compensation to be paid to TD Cowen.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-4 of this prospectus supplement, the accompanying prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.
TD Cowen
The date of this prospectus is May 14, 2024.

PROSPECTUS SUPPLEMENT
PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement is part of an automatically effective registration statement on Form S-3 that we have filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, utilizing a “shelf” registration process. Under the shelf registration process, we may, from time to time, offer and sell any combination of our securities described in the accompanying prospectus in one or more offerings. We are providing information to you about this offering of our common stock in two parts that are bound together. The first part is this prospectus supplement, which provides you with specific information regarding the terms of this offering and our common stock, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated February 13, 2024, included in our registration statement on Form S-3 (File No. 333-277036), along with the documents incorporated by reference therein, which provides more general information, some of which does not apply to this offering of our common stock.
Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference in this prospectus supplement, and any free writing prospectus that we have authorized for use in connection with this offering when making your investment decision. You should also read and consider the information in the documents we have referred you to under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision.
This prospectus supplement describes the specific terms of the common stock we are offering and adds to and updates information contained in the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference into this prospectus supplement) the statement in the document having the later date modifies or supersedes the earlier statement.
We have not, and TD Cowen has not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and TD Cowen take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and TD Cowen is not, making an offer to sell or soliciting an offer to buy these securities in any jurisdiction where an offer, sale or solicitation is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein, and any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
We and TD Cowen are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement or the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
This prospectus supplement and the information incorporated herein by reference contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the

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actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
This prospectus supplement, including the information incorporated by reference into this prospectus supplement, include trademarks, service marks and trade names owned by us or others. All trademarks, service marks and trade names included or incorporated by reference in this prospectus supplement, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

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PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement. This summary does not contain all of the information you should consider before investing in our common stock. Before you decide to invest in our common stock, you should carefully read the prospectus supplement and the accompanying prospectus and any related free writing prospectus, including the section titled “Risk Factors” contained in this prospectus supplement, as well as the information included in any free writing prospectus that we have authorized for use in connection with this offering. You should also carefully read the information incorporated by reference into this prospectus supplement and the accompanying prospectus, including our consolidated financial statements, and the exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part. Unless the context otherwise requires, we use the terms “Company,” “we,” “us,” “our,” and “Immunome,” and similar designations in this prospectus supplement and the accompanying prospectus to refer collectively to Immunome, Inc. and, where appropriate, our consolidated subsidiaries.
Company Overview
We are a biopharmaceutical company focused on the development of targeted oncology therapies. We believe that the pursuit of novel or underexplored targets will be central to the next generation of transformative therapies, and we are dedicated to developing targeted cancer therapies with first-in-class and best-in-class potential. Our goal is to establish a broad pipeline of preclinical and clinical assets and successfully develop such assets into approved products for commercialization. To support that goal, we pair business development activity with significant investment in our internal discovery programs.
We are advancing a named pipeline comprising one clinical and three preclinical assets. The clinical asset is AL102, an investigational gamma secretase inhibitor, or GSI, currently under evaluation in a Phase 3 trial for the treatment of desmoid tumors. The preclinical assets are IM-1021, a receptor tyrosine kinase-like orphan receptor 1, or ROR1, antibody-drug conjugate, or ADC; IM-3050, a fibroblast activation protein, or FAP, targeted radioligand therapy, or RLT, candidate; and IM-4320, an anti-IL-38 immunotherapy candidate.
On October 2, 2023, we completed our merger with Morphimmune Inc., or Morphimmune, a preclinical biotechnology company focused on developing targeted oncology therapies, and Morphimmune became a wholly owned subsidiary of Immunome.
Corporate Information
We were originally incorporated in the Commonwealth of Pennsylvania on March 2, 2006 and converted into a Delaware corporation on December 2, 2015. Our principal executive offices are located at 18702 N Creek Parkway, Suite 100, Bothell, Washington 98011, and our telephone number is (610) 321-3700. Our website is www.immunome.com. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus supplement and should not be considered part of this prospectus supplement. We have included our website in this prospectus supplement solely as an inactive textual reference.
This prospectus supplement contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.
Implications of Being an Emerging Growth Company and Smaller Reporting Company
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We may take advantage of certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm under Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments. We may take advantage of these exemptions until we are no longer an “emerging growth company.” We will remain an emerging growth company under the JOBS Act until the earliest of (i) the last day of our first fiscal year in which we have total annual gross revenue of $1.235 billion or more, (ii) the date on which we have issued more than $1.0 billion of non-convertible debt instruments during the previous three fiscal years, (iii) the date on which we are deemed a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding equity securities held by non-affiliates, or (iv) December 31, 2025.
Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to use this extended transition period under the JOBS Act until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act.
We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company, which would allow us to take advantage of many of the same exemptions available to emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation. We will be able to take advantage of these scaled disclosures for so long as our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

THE OFFERING
Common Stock Offered by Us
Shares of our common stock having an aggregate offering price of up to $200.0 million.
Common Stock to be Outstanding Following this Offering:
Up to 72,597,468 shares of our common stock, based on 59,694,243 shares of our common stock outstanding as of March 31, 2024, assuming sales of 12,903,225 shares of our common stock in this offering, which is based on an offering price of $15.50 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on May 10, 2024. The actual number of shares issued will vary depending on the sale prices in this offering.
Manner of Offering
“At the market” offering that may be made from time to time by us through or to TD Cowen, acting as agent on our behalf or a principal. See “Plan of Distribution” on page S-10 of this prospectus supplement.
Use of Proceeds
We currently intend to use the net proceeds, if any, of this offering, for general corporate purposes, including research and development and working capital. See “Use of Proceeds” on page S-7 for a more complete description of the intended use of proceeds from this offering.
Risk Factors
Investing in our common stock involves significant risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and other information included and incorporated by reference in this prospectus supplement for a discussion of factors that you should carefully consider before deciding to invest in our common stock.
Nasdaq Capital Market
Symbol
“IMNM”
The number of shares of our common stock to be outstanding after this offering is based on 59,694,243 shares of our common stock outstanding as of March 31, 2024, and excludes:
•
8,531,683 shares of common stock issuable upon the exercise of outstanding options as of March 31, 2024, with a weighted-average exercise price of $7.71 per share;

•
2,137,080 shares of common stock issuable upon exercise of outstanding inducement stock options as of March 31, 2024, with an exercise price of $5.91 per share;

•
252,737 shares of common stock issuable upon exercise of outstanding options granted subsequent to March 31, 2024, with a weighted-average exercise price of $21.31;

•
929,702 shares of common stock reserved for issuance under the 2020 Morphimmune Inc. Equity Incentive Plan, or the Morphimmune Plan, as of March 31, 2024;

•
4,398,174 shares of common stock reserved for future issuance under our 2020 Equity Incentive Plan, or Equity Plan, as of March 31, 2024, and any future increase in shares reserved for issuance under such plan;

•
906,251 shares of common stock reserved for issuance under our 2020 Employee Stock Purchase Plan, or ESPP, as of March 31, 2024, and any future increase in shares reserved for issuance under such plan; and

•
157,314 shares of common stock issuable upon the exercise of outstanding warrants as of March 31, 2024, with an exercise price of $10.00 per share.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding stock options, inducement stock options and warrants described above.

RISK FACTORS
Investing in our common stock involves a high degree of risk. You should carefully consider the risk factors described below and the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus supplement, and all other information contained or incorporated by reference into this prospectus supplement, including our financial statements and the related notes, as updated by our subsequent filings under the Exchange Act, and in any free writing prospectus that we have authorized for use in connection with this offering before acquiring any of our common stock. These risks could have a material and adverse impact on our business, results of operations, financial condition and growth prospects, which may cause the trading price of our common stock to decline and you could lose all or part of your investment. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our business, financial condition, results of operations and prospects. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”
Additional Risks Related to this Offering
Management will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of the balance of the net proceeds from this offering, if any, and could spend the net proceeds in ways that do not improve our business, financial condition or results of operations or enhance the value of our common stock. You may not agree with our decisions, and our use of the proceeds may not yield any return on your investment. We intend to use the net proceeds from this offering for general corporate purposes, including research and development and working capital.
Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our failure to apply the net proceeds of this offering effectively could compromise our ability to pursue our growth strategy and we might not be able to yield a significant return, if any, on our investment of these net proceeds. You will not have the opportunity to influence our decisions on how to use the net proceeds from this offering. The failure by our management to apply these funds effectively could result in financial losses that could harm our business, cause the price of our common stock to decline and delay the development of our product candidates. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.
You may experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.
The offering price per share of our common stock in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 12,903,225 shares of our common stock are sold at a price of $15.50 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on May 10, 2024, for aggregate gross proceeds of $200.0 million, and after deducting commissions and estimated offering expenses payable by us, you would experience immediate dilution of $8.90 per share, representing the difference between the price you pay and our as adjusted net tangible book value per share as of March 31, 2024 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and the vesting and settlement of outstanding restricted stock units may result in further dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you may incur if you participate in this offering.
You may experience future dilution as a result of future equity offerings.
To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering pursuant to the ATM Agreement. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering pursuant to the ATM Agreement, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. As a result, our stockholders and other holders of our securities would experience immediate dilution upon the purchase of any shares of our common stock sold at such discount.
Future sales or issuances of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.
The sale of a substantial number of shares of our common stock or other securities convertible into or exchangeable for our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock at any time pursuant to this prospectus supplement and the accompanying prospectus or in one or more separate offerings. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.
The actual number of shares we will issue in this offering and the gross proceeds resulting from those sales, at any one time or in total, is uncertain.
Subject to certain limitations in the ATM Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to TD Cowen at any time throughout the term of the ATM Agreement. The number of shares that are sold by TD Cowen after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and limits we set with TD Cowen in any instruction to sell shares, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares or the gross proceeds to be raised in connection with those sales, if any, that will be ultimately issued.
The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold in this offering, and, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice delivered to the sales agent, there is no minimum or maximum sales price for the shares sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of share sales made at prices lower than the prices they paid.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and accompanying prospectus, including the information incorporated by reference herein and therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, as amended, that involve substantial risks and uncertainties. All statements contained in this prospectus supplement and accompanying prospectus regarding future events, results or outcomes, including our future results of operations and financial position, including our preliminary cash estimates, business strategy, research and development costs, the anticipated timing, costs and conduct of our planned clinical trials for our product candidates, the timing and likelihood of regulatory filings and approvals for our product candidates, our ability to commercialize our product candidates, if approved, the pricing and reimbursement of our product candidates, if approved, the potential benefits of strategic collaborations and our ability to enter into strategic arrangements, timing and likelihood of success, plans and objectives of management for future operations, and future results of anticipated products are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.
In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus supplement and accompanying prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement, as applicable, and are subject to a number of risks, uncertainties and assumptions described under the sections in this prospectus supplement, accompanying prospectus and the documents incorporated by reference herein under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in this prospectus supplement, accompanying prospectus and the documents incorporated by reference herein. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained or incorporated by reference herein, whether as a result of any new information, future events, changed circumstances or otherwise. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus supplement. See the section titled “Where you can find more information.” For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus supplement, and accompanying prospectus or the documents incorporated by reference in this prospectus supplement, as applicable, and while we believe such information provides a reasonable basis for these statements, and our management is responsible for the accuracy of such statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely on these statements.

USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate gross sales proceeds of up to $200,000,000 from time to time. The amount of the net proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. Because there is no minimum offering amount required pursuant to the ATM Agreement, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the ATM Agreement with TD Cowen as a source of financing.
We currently intend to use the net proceeds from this offering, if any, primarily for general corporate purposes, including research and development and working capital. The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as the timing, progress and expense of our clinical and preclinical trials and research and development efforts, the timing and progress of any commercialization efforts, the timing and progress of any collaboration efforts and strategic transactions, technological advances and the competitive environment for our products. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the securities offered by us hereunder. Accordingly, our management will have broad discretion in the timing and application of these proceeds.
Pending the use of our net proceeds from this offering described above, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, and interest-bearing debt securities.

DILUTION
Dilution is the amount by which the price paid by the purchasers of the shares of common stock sold in the offering exceeds the net tangible book value per share of common stock after the offering. Net tangible book value per share is determined by subtracting our total liabilities from the total book value of our tangible assets and dividing the difference by the number of shares of common stock deemed to be outstanding at that date.
Our historical net tangible book value as of March 31, 2024, was $285.6 million, or $4.78 per share.
After giving effect to the issuance and sale of 12,903,225 shares of common stock in this offering based on an assumed public offering price of $15.50 per share, which is the last reported sale price of our common stock on the Nasdaq Capital Market on May 10, 2024, after deducting offering commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2024 would have been $479.2 million, or $6.60 per share. This represents an immediate increase in as adjusted net tangible book value of $1.82 per share to our existing stockholders and immediate dilution of $8.90 per share to new investors purchasing common stock in this offering.
The following table illustrates this dilution on a per share basis:
Assumed public offering price per share		$15.50
Historical net tangible book value per share as of March 31, 2024	$4.78
Increase per share attributable to new investors	$1.82
As adjusted net tangible book value per share after giving effect to this offering		$6.60
Dilution in adjusted net tangible book value per share to new investors		$8.90
The number of shares of our common stock to be outstanding after this offering is based on 59,694,243 shares of our common stock outstanding as of March 31, 2024, and excludes:
•
8,531,683 shares of common stock issuable upon the exercise of outstanding options as of March 31, 2024, with a weighted-average exercise price of $7.71 per share;

•
2,137,080 shares of common stock issuable upon the exercise of outstanding inducement stock options as of March 31, 2024, with an initial exercise price of $5.91 per share;

•
252,737 shares of common stock issuable upon exercise of outstanding options granted subsequent to March 31, 2024, with a weighted-average exercise price of $21.31;

•
929,702 shares of common stock reserved for issuance under the Morphimmune Plan as of March 31, 2024;

•
4,398,174 shares of common stock reserved for future issuance under our Equity Plan as of March 31, 2024, and any future increase in shares reserved for issuance under such plan;

•
906,251 shares of common stock reserved for issuance under our 2020 Employee Stock Purchase Plan, or ESPP, as of March 31, 2024, and any future increase in shares reserved for issuance under such plan; and

•
157,314 shares of common stock issuable upon the exercise of outstanding warrants as of March 31, 2024, with an exercise price of $10.00 per share.

To the extent that options or warrants are exercised, or we issue additional shares of common stock in the future, there will be further dilution to investors participating in this offering.
The table above assumes for illustrative purposes that an aggregate of 12,903,225 shares of our common stock are sold during the term of the ATM Agreement at a price of $15.50 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on May 10, 2024, for aggregate gross proceeds of $200.0 million. The shares subject to the ATM Agreement with TD Cowen are being sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $15.50 per share shown in the table above, assuming all of our common stock in the aggregate amount of $200.0 million during the term of the ATM Agreement with TD Cowen is sold at that price, would increase our adjusted net tangible book value per share after the offering to $6.67 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $9.83 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $15.50 per share shown in the table above, assuming all of our common stock in the aggregate amount of $200.0 million during the term of the ATM Agreement with TD Cowen is sold at that price, would decrease our adjusted net tangible book value per share after the offering to $6.52 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $7.98 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

PLAN OF DISTRIBUTION
We have entered into the ATM Agreement with TD Cowen, under which we may issue and sell from time to time up to $200,000,000 of our common stock through or to TD Cowen as our sales agent or principal. Sales of shares of our common stock, if any, will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on the Nasdaq Capital Market or any other trading market for our common stock. If authorized by us in writing, TD Cowen may purchase shares of our common stock as principal. Sales pursuant to the ATM Agreement may be made through an affiliate of TD Cowen.
Each time we wish to issue and sell common stock under the ATM Agreement, we will notify TD Cowen of the number or dollar amount of placement shares to be issued, the period of dates on which such sales are anticipated to be made, any limitation on the number of shares that may be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed TD Cowen, unless TD Cowen declines to accept the terms of this notice, TD Cowen has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of TD Cowen under the ATM Agreement to sell our common stock are subject to a number of conditions that we must meet. TD Cowen or we may suspend the offering of our common stock being made through TD Cowen under the ATM Agreement upon proper notice to the other party. TD Cowen and we each have the right, by giving prior written notice as specified in the ATM Agreement, to terminate the ATM Agreement in each party’s sole discretion at any time.
The aggregate compensation payable to TD Cowen as sales agent will be an amount equal to up to 3.0% of the gross sales price of the shares sold through it pursuant to the ATM Agreement. We have also agreed to reimburse TD Cowen up to $75,000 of the actual outside legal expenses incurred by TD Cowen in connection with this offering. We estimate that the total expenses of the offering payable by us, excluding commissions payable to TD Cowen under the ATM Agreement, will be approximately $400,000.
The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.
TD Cowen will provide written confirmation to us following the close of trading on the Nasdaq Capital Market on each day in which common stock is sold through it as sales agent under the ATM Agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the volume weighted average price of the shares sold and the net proceeds to us.
We will report at least quarterly the number of shares of common stock sold through TD Cowen under the ATM Agreement, the net proceeds to us and the compensation paid by us to TD Cowen in connection with the sales of common stock.
Until May 28, 2024, settlement for sales of common stock will occur, unless the parties agree otherwise, on the second trading day following the date on which any sales were made in return for payment of the net proceeds to us. After May 28, 2024, settlement for sales of common stock will occur, unless the parties agree otherwise, on the first trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sales of our common stock on our behalf, TD Cowen may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to TD Cowen may be deemed to be underwriting commissions or discounts. We have agreed in the ATM Agreement to provide indemnification and contribution to TD Cowen against certain liabilities, including liabilities under the Securities Act. As sales agent, TD Cowen will not engage in any transactions intended to stabilize our common stock.
Our common stock is listed on the Nasdaq Capital Market and trades under the symbol “IMNM.” The transfer agent of our common stock is Equiniti Trust Company, LLC.

TD Cowen and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future, receive customary fees.
LEGAL MATTERS
Cooley LLP, San Diego, California, is serving as our counsel in this offering and passed upon the validity of the shares of our common stock offered hereby. Certain legal matters will be passed upon for TD Cowen by Latham & Watkins LLP, San Diego, California.
EXPERTS
The consolidated financial statements of Immunome, Inc. appearing in Immunome, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2023 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the offer and sale of our securities. This prospectus supplement and the accompanying prospectus, which constitute part of that registration statement, do not include all of the information contained in the registration statement and the accompanying exhibits. Whenever a reference is made in this prospectus supplement or in the accompanying prospectus to any of our contracts, agreements, or other documents, the reference may not be complete, and you should refer to the exhibits to the reports or other documents incorporated by reference into this prospectus supplement or the accompanying prospectus for a copy of such contract, agreement, or other document. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offering by this prospectus supplement. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC website referenced above also contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC.
Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on the Investor section of our website, which is located at investors.immunome.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained in, or that can be accessed through, our website is not a part of this prospectus supplement and is not incorporated by reference herein, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. We incorporate by reference into this prospectus supplement and the registration statement of which this prospectus supplement is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-39580):

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our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 28, 2024;

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the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed) filed with the SEC on April 26, 2024;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 14, 2024;

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our Current Reports on Form 8-K filed with the SEC on January 2, 2024, January 8, 2024, February 1, 2024, February 6, 2024, February 13, 2024, February 14, 2024, March 26, 2024, April 25, 2024, and April 30, 2024; and

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the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 30, 2020, including any amendments or reports filed for the purposes of updating this description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and after the date of this prospectus supplement but prior to the termination of the offering of the common stock covered by this prospectus supplement. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits that are specifically incorporated by reference into such documents. Any such request may be made by writing or telephoning us at the following address or phone number:
Immunome, Inc.
Attn: Investor Relations
18702 N. Creek Parkway, Suite 100
Bothell, Washington 98011
Telephone: (610) 321-3700

PROSPECTUS
Common Stock
Preferred Stock
Debt Securities
Warrants
From time to time, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable antidilution provisions.
This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.
This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.
Our common stock is traded on the Nasdaq Capital Market under the symbol “IMNM.” On February 12, 2024, the last reported sales price of our common stock was $23.45 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq Capital Market or any securities market or other exchange of the securities, if any, covered by the applicable prospectus supplement.
We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.
We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012, and as such, have elected to comply with reduced public company reporting requirements for this prospectus and the documents incorporated by reference herein and may elect to comply with reduced public company reporting requirements in future filings.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 5 of this prospectus as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is February 13, 2024.

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ABOUT THIS PROSPECTUS
This prospectus is a part of an automatic registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we may offer and sell from time to time in one or more offerings the securities described in this prospectus. No limit exists on the aggregate number or amount of securities we may sell pursuant to the registration statement. This prospectus provides you with a general description of the securities we may offer.
Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of such securities and offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.
THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

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SUMMARY
This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.
Unless the context requires otherwise, references in this prospectus to the “Company,” “Immunome,” “we,” “us” and “our” refer to Immunome, Inc. and its and its wholly-owned subsidiaries.
Company Overview
Immunome is a biotechnology company dedicated to developing first-in-class and best-in-class targeted cancer therapies. We select our targets with a modality appropriate to its biology, including antibody-drug conjugates, or ADCs; radioligand therapies, or RLTs; and immunotherapies. We believe that pursuing underexplored targets with appropriate drug modalities leads to transformative therapies. Our proprietary memory B cell hybridoma technology allows for the rapid screening and functional characterization of novel antibodies and targets.
We have taken a dual-track approach to developing our current pipeline: organic pipeline expansion driven by our proprietary internal discovery programs and expansion through disciplined strategic transactions. As a result, we are currently advancing three programs with investigational new drug applications submission expected in Q1 2025: IM-1021, an ADC targeting ROR1; an undisclosed RLT targeting FAP, or fibroblast activation protein; and IM-4320, an immunotherapy targeting interleukin 38, or IL-38.
On October 2, 2023, we completed a merger with Morphimmune Inc. Under the terms of the Agreement and Plan of Merger and Reorganization dated as of June 28, 2023, among the Company, Morphimmune and Ibiza Merger Sub, Inc., a wholly owned subsidiary of the Company, or Merger Sub, Morphimmune merged with and into Merger Sub, with Morphimmune surviving as a wholly-owned subsidiary of Immunome.
Morphimmune is a preclinical biotechnology company focused on developing targeted oncology therapeutics. Immunome’s 177Lu-FAP program was acquired through the merger with Morphimmune. The program is focused on delivering radioactive isotopes to cells expressing FAP, a protein expressed on cancer associated fibroblasts and found in 75 percent of solid tumors. We believe that a FAP radiotherapy with pharmacokinetics optimized by the inclusion of an albumin binder will demonstrate increased antitumor activity driven by increased tumor uptake and retention.
On January 5, 2024, we entered into an exclusive license with Zentalis Pharmaceuticals, Inc., or Zentalis, pursuant to which we received an exclusive, worldwide, royalty-bearing, sublicensable license under certain intellectual property relating to Zentalis’ proprietary ADC platform technology, ROR1 antibodies and ADCs targeting ROR1. IM-1021, formerly known as ZPC-21, is an ADC targeting ROR1. IM-1021 has delivered a novel topoisomerase I inhibitor to cells expressing ROR1.
IM-4320 is our preclinical antibody targeting IL-38. We are advancing IM-4320 as a novel immune modulator for the treatment of various solid tumors. Immunome is also studying the expression of IL-38 in various tumor types in order to select the most appropriate patient population for potential evaluation of IM-4320 clinical utility.
On February 5, 2024, we entered into an asset purchase agreement with Ayala Pharmaceuticals, Inc., or Ayala, pursuant to which we expect to acquire AL102 and related drug candidate AL101 from Ayala. AL102 is an investigational small molecule gamma secretase inhibitor currently being evaluated in the randomized Phase 3 RINGSIDE international trial for the treatment of desmoid tumors — a debilitating soft tissue malignancy. Completion of the transaction is subject to customary conditions, including Ayala obtaining the required stockholder approval, and is expected to close in late Q1 or early Q2 of 2024.

Implications of Being an Emerging Growth Company and Smaller Reporting Company
We are an emerging growth company, as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. The JOBS Act permits an “emerging growth company” to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected to use this the extended transition period under the JOBS Act until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our consolidated financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates. The JOBS Act also allows us to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including relief from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, less extensive disclosure obligations regarding executive compensation in our registration statements, periodic reports and proxy statements, exemptions from the requirements to hold a nonbinding advisory vote on executive compensation, and exemptions from stockholder approval of any golden parachute payments not previously approved. We may also elect to take advantage of other reduced reporting requirements in future filings. As a result, our stockholders may not have access to certain information that they may deem important and the information that we provide to our stockholders may be different than, and not comparable to, information presented by other public reporting companies.
We will remain an emerging growth company until the earliest to occur of: (1) the last day of the fiscal year in which we have more than $1.235 billion in annual revenue; (2) the date we qualify as a “large accelerated filer,” with at least $700.0 million of equity securities held by non-affiliates; (3) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period; and (4) December 31, 2025.
We are also a smaller reporting company and may continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.
Corporate Information
We were originally incorporated in the Commonwealth of Pennsylvania on March 2, 2006 and converted into a Delaware corporation on December 2, 2015. Our principal executive offices are located at 665 Stockton Drive, Suite 300, Exton, Pennsylvania 19341, and our telephone number is (610) 321-3700. Our website is www.immunome.com. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus and should not be considered part of this prospectus. We have included our website in this prospectus solely as an inactive textual reference.
This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ®or™ symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.
The Securities We May Offer
We may offer shares of our common stock and preferred stock, various series of debt securities and warrants to purchase any of such securities from time to time in one or more offerings under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the relevant offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:
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designation or classification;

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aggregate principal amount or aggregate offering price;

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maturity, if applicable;

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original issue discount, if any;

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rates and times of payment of interest or dividends, if any;

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redemption, conversion, exchange or sinking fund terms, if any;

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conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

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ranking, if applicable;

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restrictive covenants, if any;

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voting or other rights, if any; and

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important U.S. federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.
This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
We may sell the securities directly to investors or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:
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the names of those underwriters or agents;

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applicable fees, discounts and commissions to be paid to them;

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details regarding over-allotment options, if any; and

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the estimated net proceeds to us.

Common Stock.   We may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Subject to any preferential rights of any then outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any then outstanding preferred stock. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.
Preferred Stock.   We may issue shares of our preferred stock from time to time, in one or more series. Under our amended and restated certificate of incorporation, our board of directors has the authority, without further action by stockholders, to designate up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock. To date, none of the 10,000,000 authorized shares of preferred stock have been designated by our board of directors. Convertible preferred stock will be convertible into our common stock or exchangeable for our other securities. Conversion may be mandatory or at the option of the holders of our preferred stock and would be at prescribed conversion rates.
We will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.
Debt Securities.   We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into our common stock or preferred stock. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates. The debt securities will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
Warrants.   We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental warrant agreements and forms of warrant certificates will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023, June 30, 2023, and September 30, 2023, as updated by our subsequent annual, quarterly and other reports and documents that are incorporated by reference into this prospectus and the applicable prospectus supplement, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, each prospectus supplement and the information incorporated by reference into this prospectus and each prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that involve a number of risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.
Forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “hopes,” “may,” “will,” “plan,” “potential,” “intends,” “estimates,” “could,” “should,” “would,” “continue,” “seeks,” “pro forma,” or “anticipates,” or other similar words (including their use in the negative), or by discussions of future matters such as the development of new products, technology enhancements, possible collaborations and strategic transactions, and other statements that are not historical. These statements include but are not limited to statements under the captions “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections incorporated by reference from our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, as well as our other filings with the SEC. You should be aware that the occurrence of any of the events discussed under the heading “Risk Factors” in any applicable prospectus supplement and any documents incorporated by reference herein or therein could substantially harm our business, operating results and financial condition and that if any of these events occurs, it could adversely affect the value of an investment in our securities.
The cautionary statements made in this prospectus are intended to be applicable to all related forward-looking statements wherever they may appear in this prospectus or in any prospectus supplement or any documents incorporated by reference herein or therein. We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as required by law, we assume no obligation to update our forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, which may include preclinical study and clinical trial expenses, research and development expenses, working capital and operating expenses. We may also use a portion of the net proceeds to acquire, in-license or invest in businesses, products and technologies that are complementary to our own. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending these uses, we intend to invest the net proceeds in short- and intermediate-term, investment-grade, interest-bearing securities.

DESCRIPTION OF CAPITAL STOCK
As of the date of this prospectus, our amended and restated certificate of incorporation authorizes us to issue 300,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of February 12, 2024, 45,667,172 shares of common stock were outstanding and no shares of preferred stock were outstanding.
The following is a summary of the rights of our common and preferred stockholders, of some of the provisions of our amended and restated certificate of incorporation and amended and restated bylaws and of the Delaware General Corporation Law, or DGCL. This summary is not complete. For more detailed information, please see our amended and restated certificate of incorporation, as amended, and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, as well as the relevant provisions of the DGCL.
Common Stock
Voting.   Our common stock is entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and does not have cumulative voting rights. Accordingly, the holders of a majority of the shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election.
Dividends.   Subject to preferences that may be applicable to any then-outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.
Liquidation.   In the event of our liquidation, dissolution or winding-up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.
Rights and Preferences.   Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.
Preferred Stock
Under our amended and restated certificate of incorporation, our board of directors has the authority, without further action by stockholders, to designate up to 10,000,000 shares of preferred stock in one or more series and to fix or alter, from time to time, the designations, powers and rights of each series of preferred stock and the qualifications, limitations or restrictions of any series of preferred stock, including dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the liquidation preference of any wholly unissued series of preferred stock, any or all of which may be greater than the rights of the common stock, and to establish the number of shares constituting any such series. To date, none of the 10,000,000 authorized shares of preferred stock have been designated by our board of directors.
Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and any applicable prospectus supplements in the certificate of designation relating to each such series. We will incorporate by reference as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to one or more Current Reports on Form 8-K, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include:
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the title and stated value;

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the number of shares we are offering;

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the liquidation preference per share;

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the purchase price per share;

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the dividend rate per share, dividend period, payment date or dates and method of calculation for dividends;

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whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

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the procedures for any auction and remarketing, if any;

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the provisions for a sinking fund, if any;

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the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

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any listing of the preferred stock on any securities exchange or market;

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whether the preferred stock will be convertible into our common stock or other securities of ours, including warrants, and, if applicable, the conversion price, or how it will be calculated, and under what circumstances and the mechanism by which it may be adjusted, and the conversion period;

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whether the preferred stock will be exchangeable into debt securities or other securities of ours, and, if applicable, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted, and the exchange period;

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voting rights, if any;

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preemptive rights, if any;

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restrictions on transfer, sale or other assignment, if any;

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whether interests in the preferred stock will be represented by depositary shares;

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a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

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the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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any limitations on issuances of any class or series of preferred stock ranking senior to or on parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

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any other specific terms, rights, preferences, privileges, qualifications or limitations of, or restrictions on the preferred stock.

If we issue and sell shares of preferred stock pursuant to this prospectus, together with any applicable prospectus supplement or free writing prospectus, the shares will be fully paid and nonassessable.
The laws of the state of Delaware, the state of our incorporation, provide that the holders of preferred stock will have the right to vote separately, as a class, on any proposal involving fundamental changes in the rights of holders of such preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.
The issuance of preferred stock could adversely affect the voting power, conversion or other rights of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. Preferred stock could be issued quickly with terms designed to delay, deter or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, Our Bylaws and Delaware Law
Delaware Anti-Takeover Law
We are subject to Section 203 of the DGCL, which generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:
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prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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the interested stockholder owned at least 85% of the voting stock of the corporation outstanding upon consummation of the transaction, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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on or subsequent to the consummation of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 of the DGCL defines a business combination to include:
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any merger or consolidation involving the corporation and the interested stockholder;

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any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

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subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder;

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subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; and

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the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 of the DGCL defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.
Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
Provisions of our amended and restated certificate of incorporation and amended and restated bylaws, may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:
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permit our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate (including the right to approve an acquisition or other change in our control);

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provide that the authorized number of directors may be changed only by resolution of the board of directors;

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provide that the board of directors or any individual director may only be removed with cause and the affirmative vote of the holders of at least 66 2∕3% of the voting power of all of our then outstanding common stock;

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provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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divide our board of directors into three classes;

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require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;

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provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner and also specify requirements as to the form and content of a stockholder’s notice;

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do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

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provide that special meetings of our stockholders may be called only by the chairperson of the board, our Chief Executive Officer or the President if the chairperson of the board is unavailable, or by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors; and

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provide that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative claim or cause of action brought on our behalf, (ii) any claim or cause of action for breach of a fiduciary duty owed by any of our directors or officers to us or our stockholders, (iii) any claim or cause of action against us arising pursuant to any provision of the DGCL or our Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, or (iv) any claim or cause of action against us governed by the internal affairs doctrine (these choice of forum provisions do not apply to suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction).

The amendment of any of these provisions, with the exception of the ability of our board of directors to issue shares of preferred stock and designate any rights, preferences and privileges thereto, would require the affirmative vote of the holders of at least 66 2∕3% of the voting power of all of our then outstanding common stock.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York 11219. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.
Listing on the Nasdaq Capital Market
Our common stock is listed on the Nasdaq Capital Market under the symbol “IMNM”. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Capital Market or any securities market or other exchange of the preferred stock covered by such prospectus supplement.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
General
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.
We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:
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the title of the series of debt securities;

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any limit upon the aggregate principal amount that may be issued;

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the maturity date or dates;

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the form of the debt securities of the series;

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the applicability of any guarantees;

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whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

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if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

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the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

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the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

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whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

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if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

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if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

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additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

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additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

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additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

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additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

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additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

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the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

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whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

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the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

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any restrictions on transfer, sale or assignment of the debt securities of the series; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.
Events of Default under the Indenture
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:
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if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

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if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

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if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

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if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.
Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
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the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:
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the holder has given written notice to the trustee of a continuing event of default with respect to that series;

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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

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such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

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the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.
Modification of Indenture; Waiver
We and the trustee may change an indenture without the consent of any holders with respect to specific matters:
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to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

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to comply with the provisions described above under “Description of Debt Securities-Consolidation, Merger or Sale;”

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to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

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to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

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to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

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to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities-General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

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to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

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to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:
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extending the fixed maturity of any debt securities of any series;

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reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

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reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge
Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
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provide for payment;

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register the transfer or exchange of debt securities of the series;

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replace stolen, lost or mutilated debt securities of the series;

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pay principal of and premium and interest on any debt securities of the series;

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maintain paying agencies;

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hold monies for payment in trust;

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recover excess money held by the trustee;

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compensate and indemnify the trustee; and

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appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.
At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
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issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

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register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be issued independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.
We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.
General
We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including:
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the title of such securities;

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the offering price or prices and aggregate number of warrants offered;

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the currency or currencies for which the warrants may be purchased;

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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

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in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

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in the case of warrants to purchase preferred stock, the number of shares of preferred stock purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

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the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

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the terms of any rights to redeem or call the warrants;

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the terms of any rights to force the exercise of the warrants;

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any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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the dates on which the right to exercise the warrants will commence and expire;

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the manner in which the warrant agreements and warrants may be modified;

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a discussion of any material or special U.S. federal income tax consequences of holding or exercising the warrants;

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the terms of the securities issuable upon exercise of the warrants; and

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any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:
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in the case of warrants to purchase common stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any;

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in the case of warrants to purchase preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any; or

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in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.
Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.
Governing Law
Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.
Enforceability of Rights by Holders of Warrants
Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES
We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders and investors in securities issued in book-entry form or in street name will be indirect holders.
Book-Entry Holders
We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.
Street Name Holders
We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.
Legal Holders
Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.
For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.
Special Considerations for Indirect Holders
If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:
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how it handles securities payments and notices;

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whether it imposes fees or charges;

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how it would handle a request for the holders’ consent, if ever required;

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whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

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how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

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if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities
A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.
Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “— Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.
If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations for Global Securities
As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.
If securities are issued only as global securities, an investor should be aware of the following:
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an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

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an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

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an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

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an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;

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we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;

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the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

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financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.
Special Situations When a Global Security Will Be Terminated
In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.
A global security will terminate when the following special situations occur:
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if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

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if we notify any applicable trustee that we wish to terminate that global security; or

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if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION
We may sell the securities covered hereby from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. A distribution of these securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices; or

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at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:
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on or through the facilities of the Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

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to or through a market maker other than on the Nasdaq Capital Market or such other securities exchanges or quotation or trading services.

Such at-the-market offerings, if any, may be conducted by underwriters acting as principal or agent.
A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
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the name or names of any underwriters, dealers or agents, if any;

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the purchase price of the securities and the proceeds we will receive from the sale;

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any over-allotment options under which underwriters may purchase additional securities from us;

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any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

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any public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any option to purchase additional securities. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions and other compensation we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.
All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any agents or underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities. There is currently no market for any of the offered securities, other than our common stock which is listed on the Nasdaq Capital Market. We have no current plans for listing of the preferred stock, debt securities or warrants on any securities exchange or quotation system; any such listing with respect to any particular preferred stock, debt securities or warrants will be described in the applicable prospectus supplement or other offering materials, as the case may be.
Any agents and underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Rule 103 of Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.
Any agents and underwriters who are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in the securities on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Cooley LLP, San Diego, California.

EXPERTS
The financial statements of Immunome, Inc. as of December 31, 2022 and for the year then ended appearing in Immunome, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The financial statements of Immunome, Inc. as of December 31, 2021 and for the year then ended incorporated by reference in this prospectus have been audited by Deloitte & Touche, LLP, an independent registered public accounting firm, as stated in its report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
The financial statements of Morphimmune, Inc., as of December 31, 2022 and 2021 and for the years then ended incorporated in this prospectus by reference from the Current Report on Form 8-K/A of Immunome, Inc. dated September 29, 2023, have been audited by Moss Adams LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.
Copies of certain information filed by us with the SEC are also available on our website at www.immunome.com. Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We also incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are furnished by not filed pursuant to applicable rules promulgated by the SEC) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the filing of the registration statement of which this prospectus forms a part:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 16, 2023;

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the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed) filed with the SEC on April 20, 2023;

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our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023, June 30, 2023 and September 30, 2023 filed with the SEC on May 5, 2023, August 9, 2023, and November 9, 2023, respectively;

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our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 6, 2023, January 6, 2023, January 30, 2023, June 13, 2023, June 29, 2023, July 5, 2023, September 21, 2023, October 4, 2023 (as amended on November 22, 2023), November 8, 2023, December 26, 2023, December 29, 2023, January 2, 2024, January 8, 2024, February 1, 2024, and February 6, 2024; and

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the description of our common stock, which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A filed with the SEC on September 30, 2020, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You should direct any requests for documents by writing us at 665 Stockton Drive, Suite 300, Exton, PA 19341 Attn: Investor Relations, or telephoning us at (610) 321-3700.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

$200,000,000
Common Stock
PROSPECTUS SUPPLEMENT
TD Cowen
May 14, 2024